SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2009

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-4743 (Commission File Number)	11-1362020 (I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01.  Other Events

On November 27, 2009, Standard Motor Products, Inc. (the “Company”) and its wholly-owned subsidiary, Standard Motor Products (Hong Kong), Ltd., consummated the sale of its European distribution business to the current managers of this business.  The business was sold for £1.8 million ($3 million) in cash and a promissory note and approximately £1.9 million ($3.1 million) in assumed debt. The Company is retaining its manufacturing operation in Poland, certain land available for sale in the United Kingdom, and a small investment in a joint venture. The proceeds from the sale will be used to pay down debt.

The Company estimates non-cash charges for the transaction would range from £4.0 million ($6.6 million) to £4.5 million ($7.4 million).  (U.S. dollar equivalents are calculated at an assumed foreign currency exchange rate of GBP 1.65.)

A copy of the press release announcing this transaction is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release dated November 30, 2009 announcing Standard Motor Products, Inc.’s sale of its European distribution business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: November 30, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 30, 2009 announcing Standard Motor Products, Inc.’s sale of its European Distribution business.